Exhibit 10.15.2

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This AMENDMENT NO. 2 (“Amendment No. 2”) to the CONSULTING AGREEMENT dated April 8, 2022, as amended on September 19, 2022 (the “Agreement”) between OCUPHIRE PHARMA, INC., a Delaware corporation having its principal place of business at 37000 Grand River Avenue, Suite 120, Farmington Hills, Michigan 48335 (the “Company”), and JAY S. PEPOSE, whose address is [*] (“Consultant”) is made as of December 1, 2022 (the “Effective Date”).

I.	The following statement is added at the end of Paragraph 2 SERVICES.:

Consultant shall track both total hours of Services performed and the number of hours of Services performed on activities related to the Nxyol program, using the tracking application supplied by the Company.

II.	Paragraph 4. (a) will be replaced in its entirety as follows:

4. (a) COMPENSATION. In consideration of Consultant’s performance of the Services, the Company shall pay Consultant at a rate of $25,000 per month for the Services rendered by Consultant.

III.	All other terms of the Agreement remain in effect without change.

Having understood and agreed to the foregoing, the Company and Consultant have signed this Amendment No. 2 and the same shall be effective as of the Effective Date.

CONSULTANT:	THE COMPANY:

OCUPHIRE PHARMA, INC.

/s/ Jay S. Pepose, M.D.	/s/ Bernhard Hoffmann
Jay S. Pepose, M.D.	Bernhard Hoffman
VP – Corporate Development & Operations